SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-KA


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 29, 2004

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                    ----------------------------------------
              Exact name of registrant as specified in its charter)


            Florida                   000-31779                 65-0928369
            -------                   ---------                 ----------
         (State or other            (Commission               (IRS Employer
          jurisdiction of            File Number)          Identification No.)
                                     Formation)



           145 Huguenot Street, New Rochelle, NY                10801
          ----------------------------------------           ----------
          (Address of principal executive offices)           (Zip Code)

        Registrant's telephone number, including area code (914)-654-8700
                                                          ----------------

Item 4. Changes In Registrant's Certifying Accountant
        ---------------------------------------------

     On June 29, 2004, the board of directors accepted the resignation of Schneider & Associates LLP as the Registrant's independent public accountants and selected Demetrius & Company, L.L.C. to serve as the Registrant's independent public accountant for the fiscal year ending June 30, 2004. At no time since its engagement has Demetrius & Company, L.L.C. had any direct or indirect financial interest in or any connection with the Registrant or any of its subsidiaries other than as independent accountant. Neither the Registrant nor someone on its behalf consulted Demetrius & Company L.L.C. prior to engagement regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Registrants financial statements.

     The Registrant's financial statements for the fiscal years ended June 30, 2002 and June 30, 2003 were audited by Schneider & Associates LLP, whose report on such financial statements did not include any adverse opinion, or disclaimer of opinion, nor was the report qualified or modified as to audit scope or accounting principles. The report however was modified as to the Registrant's ability to continue as a going concern. There were no disagreements with Schneider & Associates LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures in connection with the audit for the fiscal years ended June 30, 2002 and June 30, 2003 and financial statements filed on Form 10QSB for subsequent interim periods preceding their resignation on June 29, 2004.


Item 7. Financial Statements and Exhibits
        ---------------------------------

16.1 Letter dated June 29, 2004, from the Schneider & Associates LLP to the Registrant.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.



                                    By: /s/ BEN JAMIL
                                       --------------
                                    Name:  Ben Jamil
                                    Title: President and Chief Executive Officer


Dated: July 30, 2004